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                                                                    Exhibit 99.4


                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of July 13, 2000, by and among Avant Immunotherapeutics, Inc., a Delaware corporation (the "Company"), and the Persons set forth on Schedule I attached hereto (the "Investors").

         This Agreement is made pursuant to a certain Securities Purchase Agreement dated as of the date hereof by and among the Company and the purchasers named therein (the "Purchase Agreement"). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:

         1.       REGISTRATION STATEMENTS.

         (a)      SHELF REGISTRATION.

                  (i) The Company shall, on or before the date which is 20 days after the Closing Date, prepare and file with the Commission under the Securities Act a Registration Statement on Form S-3 for sale of the Registrable Securities by the Investors on a delayed or continuous basis under Rule 415 of the Securities Act, and shall use its best efforts to cause such Registration Statement to be declared effective at the earliest practicable date, but in no event later than the 120 th day after the Closing Date. The Company shall at its own expense, subject to Section 1(a)(iv), ensure the availability of a Prospectus meeting the requirements of Section 10(a) of the Securities Act and shall take any and all other actions necessary in order to ensure the ability of the holders of all of the Registrable Securities to effect a resale of their Registrable Securities, for such period as the Company is obligated to maintain the effectiveness of a Registration Statement pursuant to Section 1(a)(ii).

                  (ii) The Company shall use its best efforts to cause any such Registration Statement described in Section 1(a)(i) to remain effective (or, if required by applicable law, to cause another Registration Statement with respect to the Registrable Securities to become and remain effective) until the earliest to occur of: (i) such time as all the Registrable Securities have been sold by the Investors; (ii) such time as all the Registrable Securities held by the Investors could be sold under Rule 144 of the Securities Act during any 90-day period without restriction (including without limitation as to volume by each holder thereof); and (iii) the date which is two years after the Effective Date.

                  (iii) The Company shall, at all times during the Registration Period, subject to Section 1(a)(iv), promptly: (A) file such amendments to the Registration Statement and the Prospectus, file such documents as may be required to be incorporated by reference in any of such documents, and take all other actions as may be necessary to ensure to the holders of Registrable Securities the ability to effect the public resale of their Registrable Securities (including without limitation taking any actions necessary to ensure the availability of a Prospectus meeting the requirements of
Section 10(a) of the Securities Act) continuously through


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the Registration Period; and (B) provide each holder of Registrable Securities copies of any documents prepared pursuant to Section 1(a)(iv)(A) promptly after such preparation.

                  (iv) The Company may suspend the effectiveness of any Registration Statement filed pursuant to this Section 1(a) if, in its reasonable judgment, (A) maintaining the effectiveness of such Registration Statement at such time would materially adversely affect a proposed financing, reorganization or recapitalization of the Company, or pending negotiations relating to a merger, consolidation, acquisition or similar transaction involving the Company; or (B) financial statements meeting the requirements of Regulation S-X are not available at such time because of any such pending proposal or negotiations; provided, however, that the right of the Company pursuant to this subsection
(iv) to suspend the effectiveness of the Registration Statement shall not extend for more than 30 consecutive days for any single suspension event and may not be exercised more than twice during any period of 12 consecutive months; and provided, further, that the Company shall give to each holder of Registrable Securities prior written notice of such suspension.

         (b) AMENDMENTS. Upon the occurrence of any event that would cause any Registration Statement (i) to contain a material misstatement or omission or
(ii) not to be effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), using its best efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as practicable thereafter.

         (c) REPRESENTATION AND WARRANTY. The Company represents and warrants to the Investors that (i) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times, subject to Section 1(a)(iv) hereof, that the Prospectus is required by this to be available for use by any Investor and, in accordance with this Agreement, any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         2.       REGISTRATION PROCEDURES.

         In connection with any Registration Statement and subject to the provisions of Section 1, the Company shall use its best efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as possible:


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         (a)      prepare and file with the Commission a Registration Statement relating to the registration on Form S-3 under the Securities Act, which form shall be available for the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith (including, if required by the Securities Act or any regulation thereunder, financial statements of any Subsidiary (as defined in Rule 405 under the Securities Act) of the Company which shall have guaranteed any indebtedness of the Company), cooperate and assist in any filings required to be made with the NASD and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the selling holders to consummate the disposition of such Registrable Securities;

         (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the Registration Period; in the case of any Registration Statement filed pursuant to Rule 415 under the Securities Act, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (c) advise the holders of the Registrable Securities promptly (and in any event within one Business Day, by e-mail, fax or other type of communication) and, if requested by such Persons, confirm such advice in writing:

                  (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and

                  (iii) of the issuance by the Commission of any stop order or other order suspending the effectiveness of the Registration Statement, or any order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or "blue sky" laws. If at any time the Company shall receive any such stop order suspending the effectiveness of the Registration Statement, or any such order from a state securities commission or other regulatory authority, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.


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         (d)      deliver to each holder of the Registrable Securities, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each of the holders of the Registrable Securities in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (e) prior to any public offering of Registrable Securities, cooperate with the holders of the Registrable Securities and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or "blue sky" laws of such jurisdictions as the holders of the Registrable Securities may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

         (f) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

         (g) if any fact or event contemplated by clause (c)(ii) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (h) make available for inspection during normal business hours by a representative of the holders of the Registrable Securities, and any attorney, accountant or other professional retained by such holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such holder, attorney, accountant or other professional in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, except that the aforementioned advisors may be required to sign a confidentiality agreement containing customary terms and exceptions;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

         (j) use its best efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company are then listed; and

         (k) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

         It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding


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itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

         Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

         Each holder of the Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2(c)(ii), or notice of a stop order or suspension described in Section 2(c)(iii), such holder shall forthwith discontinue disposition of Registrable Securities and cease to use the Prospectus in use under such Registration Statement. The Company shall, as promptly as practicable, provide each holder with copies of the supplemented or amended Prospectus contemplated by Section 2(g), or advise the holders in writing that the use of the Prospectus may be resumed, and promptly provide each holder with copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         3. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation:

         (a) all registration and filing fees and expenses (including filings made with the NASD);

         (b) fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

         (c) expenses of printing (including printing certificates for the Registrable Securities and Prospectuses), messenger and delivery services and telephone;

         (d) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof;

         (e) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); and

         (f) any reasonable out-of-pocket expenses of the holders of the Registrable Securities (or the agents who manage their accounts); provided, however, that each Investor shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any

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kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Registrable Securities and provided further that the Company shall not be responsible for any legal, accounting or other expenses incurred by the Investors in connection with the Registration Statement.

         The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

         In addition, notwithstanding anything to the contrary contained herein, the Company shall pay all of the Investors' costs and expenses (including reasonable legal fees) incurred in connection with the enforcement of the rights of the Investors hereunder.

         4.       PENALTY

         In the event that the Registration Statement has not (i) been filed with the Commission within 20 days after the Closing Date or (ii) become effective within 120 days after such Closing Date (each such event referred to in clauses (i) and (ii), a "Registration Default"), for all or part of each thirty (30) day period (a "Penalty Period") during which the Registration Default remained uncured, the Company shall issue or pay, as applicable, to the Investors within three (3) Business Days of the end of each such Penalty Period, at (A) the Investor's sole election if the Market Value (as defined below) is $7.85 or less at the time of the payment of the penalty, and (B) at the Company's sole election if the Market Value is above $7.85 at the time of the payment of the penalty, either: (i) a number of additional shares of Common Stock equal to 1% of the Aggregate Purchase Price paid for all Registrable Securities purchased by all such Investors pursuant to the Purchase Agreement, divided by the Market Value (as defined hereafter), as of the last trading day of the Penalty Period, of a share of Common Stock (the "Penalty Shares") or (ii) a cash payment equal to the Market Value of the Penalty Shares; provided, however, that in no event will the total number of shares issued pursuant to this Agreement and the Purchase Agreement taken together exceed 19.9% of the total number of shares of Common Stock outstanding on the Closing Date (the "Maximum Percentage"), and if the total number of shares to be issued pursuant to such agreements exceeds the Maximum Percentage, the Company shall, in addition to issuing the number of Penalty Shares which can be issued up to the Maximum Percentage, pay the Investors a cash payment equal to the Market Value of the Penalty Shares which cannot be issued due to the limitations imposed by the Maximum Percentage requirement; and provided further, however, that in no event shall the total number of all payments under this Section (whether consisting of Penalty Shares or cash) exceed 8.0% of the Aggregate Purchase Price, with Penalty Shares valued as of the date of issuance as provided herein. For purposes of this Agreement, the "Market Value" of a share of Common Stock shall be the average of the high and low sales prices of the Common Stock on the NASDAQ National Market on the last trading day in the relevant Penalty Period.

         5.       INDEMNIFICATION.

         (a)      The Company agrees to indemnify and hold harmless each holder of the Registrable Securities and each Person, if any, who controls such holder within the meaning of


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Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limiting the foregoing but subject to Section 5 (c),the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission contained in information relating to such holder, furnished to the Company in writing by such holder expressly for use therein.

         (b) As a condition to the inclusion of its Registrable Securities in any Registration Statement pursuant to this Agreement, each holder thereof shall furnish to the Company in writing, promptly after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Registration Statement, Prospectus or preliminary prospectus (including such completed and executed questionnaires as the Company may reasonably request) and agrees to indemnify and hold harmless, severally and not jointly, the Company and its directors, its officers who sign such Registration Statement, and any Person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each holder and Persons controlling such holder, but only to the extent of losses, claims, damages, liabilities or expenses caused by an untrue statement or an omission contained in information relating to such holder furnished in writing by such holder expressly for use in such Registration Statement or the Prospectus or any preliminary prospectus included therein, and of which none of the Company, its directors, officers or Affiliates has any actual or constructive knowledge independent of such holder; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company prior to the filing of any such Registration Statement, Prospectus or preliminary prospectus information expressly for use in such Registration Statement, Prospectus or preliminary prospectus which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling Person based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against one or more of the holders, such holders shall have the rights and duties given to the Company by Section 5(c) (except that if the Company as provided in Section 5(c) shall have assumed the defense thereof such holders shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such holder's expense unless the conditions in clauses (i), (ii) or (iii) of Section 5(c) shall apply) and the Company and its directors, any such officers, and any such controlling Person shall have the rights and duties given to the holders by
Section 5(c). In no event shall the aggregate liability of any selling holder hereunder, together with any liability for contribution under Section 5(d), be greater than the net proceeds (i.e., proceeds net of underwriting discounts, fees, commissions and any other expenses payable by such selling holder) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.


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         (c)      In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any current or former holder of the Registrable Securities or any Person controlling such holder, with respect to which indemnity may be sought against the Company pursuant to Section 5(a), such holder or such Person controlling such holder shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such holder and payment of all fees and expenses relating thereto. Such holder and such Persons controlling such holder shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such holder's expense unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has not assumed the defense and employed counsel reasonably satisfactory to such holder within 15 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding(including any impleaded parties) include both such holder or any Person controlling such holder and the Company and such holder or any Person controlling such holder shall have been advised by such counsel that there may be one or more legal defenses available to such holder or Person controlling such holder that are different from or additional to those available to the Company and, in the reasonable opinion of counsel to such holder or Person controlling such holder, could not be asserted by the Company's counsel without creating a conflict of interest (in which case the Company shall not have the right to assume the defense of such action or proceeding on behalf of such holder or controlling Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all such holders and controlling Persons, which firm shall be designated in writing by the holders of a majority of the Registrable Securities currently or formerly held by such holders and that all such fees and expenses shall be promptly reimbursed as they are incurred upon written request and presentation of invoices). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company or if there is a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless such holder and all Persons controlling such holder from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the holder, effect any settlement of any pending or threatened proceeding in respect of which any holder or any Person controlling such holder is a party (or a potential party) and indemnity has been sought hereunder by such holder or any Person controlling such holder unless such settlement includes an unconditional release of such holder or such controlling Person from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such


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holders on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and such holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by such holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         (e) The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in subsection (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding any other provision of this Agreement, no holder of the Registrable Securities shall be required to contribute an amount greater than the net proceeds received by such holder with respect to the sale of Registrable Securities giving rise to any indemnification or contribution obligation under this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6. RULE 144. The Company agrees with each holder of Registrable Securities to:

         (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

         (c)      furnish to any holder of Registrable Securities upon request
(i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.


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         7.       INTERPRETATION OF AGREEMENT; DEFINITIONS.

         (a) DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined.

         "AFFILIATE" means, as to any Person, a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, through an investment advisory or other fiduciary arrangement, by contract or otherwise, and the term "controlled" shall have a correlative meaning.

         "AGGREGATE PURCHASE PRICE" means the aggregate price paid to the Company by the Investors for the Registrable Shares under the Purchase Agreement.

         "AGREEMENT" means this Registration Rights Agreement and all Schedules hereto.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in Boston are required by law to close or are customarily closed.

         "CLOSING DATE" means the "Closing Date" under the Purchase Agreement.

         "COMMISSION" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the Person performing such duties at such time.

         "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

         "COMPANY" has the meaning assigned in the first paragraph of this Agreement.

         "EFFECTIVE DATE" means the date the Registration Statement is declared effective by the Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "INVESTORS" means, collectively, the Persons listed on Schedule I, and any successors or permitted assignees of any of their rights hereunder that hold Registrable Securities.

         "NASD" means National Association of Securities Dealers, Inc.


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         "OFFERING" means the sale of up to ______ shares of Common Stock pursuant to a Purchase Agreement dated July 13, 2000.

         "PERSON" means any natural person, corporation, partnership, limited liability company, trust or unincorporated organization, incorporated government, government agency or political subdivision thereof.

         "PROSPECTUS" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         "REGISTRABLE SECURITIES" means (a) all shares of Common Stock purchased in the Offering, (b) Penalty Shares, if any, and (c) any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor. As to any particular securities, such securities will cease to be Registrable Securities when (i) they have been transferred in a public offering registered under the Securities Act, (ii) they have been transferred in a sale made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act or (iii) the holder thereof is able to sell all of such securities under Rule 144 under the Securities Act during any 90-day period without restriction (including without limitation, as to volume by the holder thereof).

         "REGISTRATION PERIOD" means the period from and after the Effective Date until the time determined by Section 1(a)(ii) hereof.

         "REGISTRATION STATEMENT" means any registration statement of the Company relating to the registration for resale of Registrable Securities, including any registration statement filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (b) ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with the generally accepted accounting principles in effect from time to time, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement including without limitation the definitions set out in Section 7.

         (c) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         8.       MISCELLANEOUS.

         (a) REMEDIES. Each holder of the Registrable Securities, in addition to being entitled to exercise all rights provided herein, and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to such holders of the Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and each of the Investors.

         (d) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone and facsimile transmission numbers) as a party shall have provided by notice to the other parties in accordance with this provision. In the case of any notice to the Company, such notice should be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Dr. Una S. Ryan, Ph.D. (telephone and facsimile transmission numbers: (781) 433-3101, (781) 433-3191), and a copy shall also be given to: Goodwin, Procter & Hoar LLP,
Attention: Stuart Cable, P.C., (telephone and facsimile transmission numbers:
(617) 570-1322, (617) 523-1231), and in the case of any notice to the
Purchasers, a copy shall be given to: PaineWebber, Attention: Legal Department (telephone and facsimile transmission numbers: Don Mittman, telephone: (212) 713- 4411, in each case with a copy to: Jeffrey Marcus, Morrison & Foerster LLP, telephone: (212) 468-8137, facsimile: (212) 468-7900.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investors, including without limitation and without the need for an express assignment, Affiliates of the Investors. The rights and obligations of an Investor under this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities who is a Permitted Transferee (as defined below); provided, however, that within a reasonable time after the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Registrable Securities transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement. (For purposes of this "Agreement, a "Permitted Transferee" shall mean any Person who (a) is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D and (b) is a transferee of the Registrable Securities as permitted under the securities laws of the United States). Upon any transfer permitted by this
Section 8(e), the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) GOVERNING LAW. THE CORPORATE LAW OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         (h) SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         (i) CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         (j) WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE INVESTORS WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         (k) EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon execution by the Company and delivery hereof by the Company to at least one Investor and the execution by such Investor and delivery hereof by such Investor to the Company, notwithstanding the fact that any other potential Investors listed in Schedule I have not so executed and delivered this Agreement.

         (l) FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written.


                                      Avant Immunotherapeutics, Inc., a Delaware corporation

                                      By:   /s/ Una S. Ryan
                                           -------------------------------------
                                      Name: Una S. Ryan
                                           -------------------------------------
                                      Title: President and CEO
                                           -------------------------------------

              [Signatures of Investors are contained in Schedule I]

                                   SCHEDULE I

                                    INVESTORS

                                      BAYSTAR CAPITAL L.P.

                                      By: /s/ Steven Lamar
                                         ---------------------------------------
                                              Name: Steven Lamar
                                              Its Duly Authorized Signatory

                                      BAYSTAR INTERNATIONAL

                                      By: /s/ Steven Lamar
                                         ---------------------------------------
                                              Name: Steven Lamar
                                              Its Duly Authorized Signatory

                                      CATALYST PARTNERS, L.P.

                                      By: /s/ Alison Rosen
                                         ---------------------------------------
                                              Name: Alison Rosen
                                              Its Duly Authorized Signatory

                                      CATALYST INTERNATIONAL, L.P.

                                      By: /s/ Alison Rosen
                                         ---------------------------------------
                                              Name: Alison Rosen
                                              Its Duly Authorized Signatory

                                      CLARION CAPITAL CORPORATION

                                      By: /s/ Morton Cohen
                                         ---------------------------------------
                                              Name: Morton Cohen
                                              Its Duly Authorized Signatory

                                      CLARION PARTNERS, L.P

                                      By: /s/ Morton Cohen
                                         ---------------------------------------
                                              Name: Morton Cohen
                                              Its Duly Authorized Signatory

                                      CLARION OFFSHORE FUND LTD.

                                      By: /s/ Morton Cohen
                                         ---------------------------------------
                                              Name: Morton Cohen
                                              Its Duly Authorized Signatory
+
                                      DRESDNER RCM BIOTECHNOLOGY FUND

                                      By: /s/ Anthony Ain
                                         ---------------------------------------
                                              Name: Anthony Ain
                                              Its Duly Authorized Signatory

                                      FRAMLINGTON HEALTH FUND

                                      By: /s/ Anthony Milford
                                         ---------------------------------------
                                              Name: Anthony Milford
                                              Its Duly Authorized Signatory

                                      MUNDER FRAMLINGTON HEALTHCARE FUND

                                      By: /s/ Anthony Milford
                                         ---------------------------------------
                                              Name: Anthony Milford
                                              Its Duly Authorized Signatory

                                      JALAA EQUITIES, LP

                                      By: /s/ Jason Aryeh
                                         ---------------------------------------
                                              Name: Jason Aryeh
                                              Its Duly Authorized Signatory

                                      HALIFAX FUND, L.P

                                      By: /s/ Steven W. Weiner
                                         ---------------------------------------
                                              Name: Steven W. Weiner
                                              Its Duly Authorized Signatory


                                      PICTET BIOTECH

                                      By: /s/ Vincent Ossipow
                                         ---------------------------------------
                                              Name: Vincent Ossipow
                                              Its Duly Authorized Signatory


                                      PICTET ASSET MANAGEMENT UK LTD.

                                      For:
                                      Pictet Biotech Fund (Genome)
                                      By: /s/ Sam Perry
                                         ---------------------------------------
                                              Name: Sam Perry
                                              Its Duly Authorized Signatory


                                      PETER SEARS

                                      By: /s/ Peter Sears
                                         ---------------------------------------
                                              Name: Peter Sears

                                      NARRAGANSETT I, LP

                                      By: /s/ Joseph L. Dowling III
                                         ---------------------------------------
                                              Name: Joseph L. Dowling III
                                              Its Duly Authorized Signatory


                                      NARRAGANSETT OFFSHORE, LTD.


                                      By: /s/ Joseph L. Dowling III
                                         ---------------------------------------
                                              Name: Joseph L. Dowling III
                                              Its Duly Authorized Signatory

                                      REABOURNE LTD.


                                      FINSBURY TECHNOLOGY TRUST

                                      By: /s/ C.J. Edge
                                         ---------------------------------------
                                              Name: C.J. Edge
                                              Its Duly Authorized Signatory


                                      CONSULTA TECHNOLOGY FUND

                                      By: /s/ Barry Carroll
                                         ---------------------------------------
                                              Name: Barry Carroll
                                              Its Duly Authorized Signatory

                                      PULSAR TECHNOLOGY FUND

                                      By: /s/ Mr. Nitin Aggarwahl
                                         ---------------------------------------
                                              Name: Mr. Nitin Aggarwahl
                                              Its Duly Authorized Signatory


                                      FGI BIOTECHNOLOGY FUND

                                      By: /s/ Dr. Andrew Clark
                                         ---------------------------------------
                                              Name: Dr. Andrew Clark
                                              Its Duly Authorized Signatory